Exhibit 99.2

Financial Statements and Supplementary Data.

Skynet TElecom, LLC

Reviewed Financial Statements

October 31, 2021

ADKF, P.C.

Certified Public Accountants

Skynet TElecom, LLC

Table of Contents

October 31, 2021

INDEPENDENT ACCOUNTANT’S REVIEW REPORT

To the Members

Skynet Telecom, LLC

San Antonio, Texas

Report on the Financial Statements

We have reviewed the accompanying financial statements of Skynet Telecom, LLC (the Company), which comprise the balance sheets as of October 31, 2021, and the statement of changes in members’ equity for the three months ended October 31, 2021, the statements of operations and cash flows for the three-months ended October 31, 2021 and 2020, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the combined financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U. S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagements in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the combined financial statements for them to be in accordance with U.S. generally accepted accounting principles. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with U.S. generally accepted accounting principles.

Report on July 31, 2021 Balance Sheet

The July 31, 2021 balance sheet was audited by us and we expressed an unmodified opinion on them in our report dated January 4, 2022. We have not performed any auditing procedures since that date.

/s/ ADKF, P.C.

San Antonio, Texas

January 18, 2022

SKYNET TELECOM, LLC

BALANCE SHEET

(In thousands)

	October 31,	July 31,
	2021	2021
ASSETS

Current Assets:
Cash and cash equivalents	$754	$742
Accounts receivable:
Trade	126	91
Other	53	56
Investments	261	261
Inventory	-	13
Total current assets	1,194	1,163

Property and Equipment, net	15	17

Other Assets
Operating lease right-of-use asset	35	45
Deposits and other assets	12	5
Total noncurrent assets	47	50
Total Assets	$1,256	$1,230

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Trade accounts payable	$61	$70
Accrued expenses	254	240
Operating lease liability, current	42	46
Total current liabilities	357	356

Long-Term Liabilities:
Small business administration loans	-	-
Lease liability	-	7
Total long-term liabilities	-	7

Members’ Equity	899	867
Total Liabilities and Members’ Equity	$1,256	$1,230

See independent accountants’ review report and notes to the unaudited financial statements

SKYNET TELECOM, LLC

STATEMENT OF OPERATIONS

(In thousands)

	Three Months Ended October 31,
	2021	2020
Operating revenue
Cloud software and service revenue	$914	$987

Total operating revenues	914	987

Operating expenses:
Cost of services (exclusive of depreciation and amortization)	457	349
Salaries	300	308
General and administrative	73	57
Bad debt	11	120
Depreciation	2	5
Total operating expenses	843	839

Income from operations	71	148

Other income:
SBA loan forgiveness	-	-
Gain on investments	1	-
Other income	-	-
Other income	1	-

Net income	$72	$148

See independent accountants’ review report and notes to the unaudited financial statements

SKYNET TELECOM, LLC

STATEMENT OF CHANGES IN MEMBERS’S EQUITY

THREE MONTHS ENDED OCTOBER 31, 2020

(In thousands)

Members’ Equity
Balance at July 31, 2021	$867

Member distributions	(40)
Net income	72

Balance at October 31, 2021	$899

See independent accountants’ review report and notes to the unaudited financial statements

SKYNET TELECOM, LLC

Statement of Cash Flows

(In thousands)

	Three Months Ended October 31,
	2021	2020
Operating Activities
Net income	$72	$148
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2	5
Bad debt	(11)	(120)
Investment (gain)	(1)	-
Changes in operating assets and liabilities:
Receivables	(20)	102
Inventory	13	(6)
Deposits and other assets	(6)	-
Accounts payable and accrued expenses	5	63
Lease asset and liability	(2)	(2)
Net cash provided by operating activities	52	190

Financing Activities
Member distributions	(40)	(105)
Net cash used by financing activities	(40)	(105)

Change in cash and cash equivalents	12	85
Cash and cash equivalents at beginning of period	742	616

Cash and Cash Equivalents at End of Period	$754	$701

Supplemental Disclosures
Income taxes paid in cash	$-	$-
Interest paid in cash	$-	$-

See independent accountants’ review report and notes to the unaudited financial statements

SKYNET TELECOM, LLC

Notes to Reviewed Financial Statements

For the three months ended October 31, 2021

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business Activities: Skynet Telecom, LLC (Company) was organized as a Texas limited liability company on January 1, 2013. The Company is a voice over Internet Protocol provider providing installation and equipment in the South Texas markets.

Revenue Recognition: The Company recognizes revenue in accordance with FASB ASC 606. The Company’s revenues are generated from voice services, primarily on a subscription basis. Subscriber fees are recorded as revenue in the period during which the service is provided. Each subscription service provided is accounted for as a distinct performance obligation and revenue is recognized ratably over the monthly service period as the subscription services are delivered. Installation services are provided with subscriber purchase, priced, and billed separately and recognized at a point in time. Sales and similar taxes billed are reported directly as a liability to the taxing authority and are not included in revenue.

Cash and Cash Equivalents: Cash and cash equivalents consist of cash on hand, demand deposits held by financial institutions and any equivalent securities with a maturity of three months or less.

Accounts Receivable: Accounts receivable are reported at outstanding principal, net of an allowance for doubtful accounts of $74,394 at October 31, 2021 and $62,911 at July 31, 2021. The allowance is generally determined based on an account-by-account review and historical trends. Accounts are charged off when collection efforts have failed, and the account is deemed uncollectible. The Company normally does not charge interest on accounts receivable but, the Company does assess late fees.

Investments: Investments are carried at fair values based on quoted market prices. Increases or decreases in fair values are recognized as gains or losses in the period in which they occur. Gains and losses (realized and unrealized) are reported as investment income, net of expenses in the accompanying statements of operations.

Inventories: Inventories consist of telecommunications equipment used in the installation of VoIP services. Inventories are stated at the lower of cost or net realizable value, with cost determined by the weighted-average cost method. The Company identifies slow moving or obsolete inventories and records appropriate provisions as needed.

Property and Equipment: Property and equipment is stated at cost. Additions, renewals, and betterments are capitalized. Expenditures for repairs and maintenance are expensed. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging from 3 to 5 years.

Leases: In February 2016, FASB issued ASU No. 2016-02, “Leases (Topic 842),” which requires lessees to recognize on the Balance Sheet right-of-use assets, representing the right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The guidance also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. The Company early adopted the new standard effective August 1, 2019. For all asset classes, the Company elected to not recognize a right-of-use asset and lease liability for leases with a term of twelve months or less.

Income Taxes: The members have elected for the Company to be taxed as a partnership. Accordingly, taxable income and expenses of the Company are reportable in the returns of the individual members and the financial statements do not include any provision for federal tax purposes. The Company is subject to the Texas margin tax. Management is not aware of any tax positions that would have a significant impact on its financial statements. Its tax returns for the last four years remain subject to examination.

Advertising: The Company expenses advertising costs as incurred. For the three-months ended October 31, 2021 and 2020, advertising costs were not significant.

Concentrations and Credit Risk: Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivable. The Company maintains cash deposits with major banks which, from time to time, may exceed federally insured limits. The Company periodically assesses the financial condition of the institutions and believes the risk of any loss is minimal.

Subsequent Events: Subsequent events have been evaluated by management through the date of the independent accountant’s review report. Material subsequent events, if any, are disclosed in a separate footnote to these financial statements.

Use of Estimates: The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

New Accounting Pronouncements: In June 2016, the FASB issued ASU No. 2016-13 Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Loses on financial Instruments which requires the application of a current expected credit loss (CECL) impairment model to financial assets measured at amortized cost, including trade accounts receivable.  Under the CECL model, lifetime expected credit losses on such financial assets are measured and recognized at each reporting date based on historical, current, and forecasted information.  Furthermore, financial assets with similar risk characteristics are analyzed on a collective basis.  This ASU, as amended, is effective for periods beginning after December 15, 2022 with early adoption permitted.  The Company does not expect for this standard to have a material effect on its financial statements.

NOTE B – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	October 31, 2021	July 31, 2021

Computers	$101,482	$101,482
Office equipment and furniture	16,390	16,390
Vehicles	43,295	43,295
Total property and equipment	161,167	161,167
Less accumulated depreciation	(145,875)	(144,101)
Net property and equipment	$15,292	$17,066

NOTE C – FAIR VALUE MEASUREMENTS

In accordance with U.S. generally accepted accounting principles, the Company utilizes a fair value hierarchy that prioritizes the inputs for the valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1) and the lowest priority to unobservable inputs (level 3). The three levels of the fair value hierarchy are as follows:

Level 1:	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Plan has the ability to access.

Level 2:	Inputs to the valuation methodology include:

●	quoted prices for similar assets or liabilities in active markets

●	quoted prices for identical or similar assets or liabilities in inactive markets

●	inputs other than quoted prices that are observable for the asset or liability

●	inputs that are derived principally from or corroborated by observable market data by correlation or other means

●	if the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability

Level 3:	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The following table sets forth, by level within the fair value hierarchy, the Company’s liabilities measured at fair value:

	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total
October 31, 2021:
Cash	$3,786	$-	$-	$3,786
Common stock	21,333	-	-	21,333
Mutual funds	236,732	-	-	236,732
Total investments	$261,851	$-	$-	$261,851

July 31, 2021:
Cash	$3,723	$-	$-	$3,723
Common stock	20,371	-	-	20,371
Mutual funds	236,726	-	-	236,726
Total investments	$260,820	$-	$-	$260,820

NOTE D – OPERATING LEASES

The Company determines if an arrangement is an operating lease or financing lease at commencement. The Company has determined that it has no finance lease arrangements at October 31, 2021 or July 31, 2021.  Lease assets and obligations are recognized at the lease commencement date based on the present value of lease payments over the term of the lease. The Company generally uses its incremental borrowing rate, which is based on information available at the lease commencement date, to determine the present value of lease payments.

The Company has an operating lease for real estate. Operating lease expense is recognized in continuing operations by amortizing the amount recorded as an asset on a straight-line basis over the lease term. In determining lease asset values, the Company considers fixed and variable payment terms, prepayments, incentives, and options to extend, terminate or purchase. Renewal, termination, or purchase options affect the lease term used for determining lease asset value only if the option is reasonably certain to be exercised.

At October 31, 2021 the remaining lease term for the lease was 11 months and the discount rate was 5.00%. At July 31, 2021 the remaining lease term for the lease was 1.2 years and the discount rate was 5.00%.

Rent expense associated with this non-cancellable operating lease agreement approximated $12,000 in the three-months ended October 31, 2021 and 2020. Future commitments relating to this lease agreement are as follows:

Total

November 1, 2021 through July 31, 2022	$35,301
August 1, 2022 through July 31, 2023	8,055
Total minimum future payments	43,356

Less: imputed interest	(1,071)
Present value of lease liability	$42,285

NOTE E – SMALL BUSINESS ADMINISTRATION LOANS

In April 2020, the Company received funding under the Paycheck Protection Program (PPP) as part of the Coronavirus Aid Relief, and Economic Security Act (CARES Act), administered by the U.S. Small Business Administration (SBA). Under the terms of the note, the Company received total proceeds of $151,250. The loan was eligible for forgiveness, provided all funds were used for payroll and other permitted expenses.

Additionally, the Company received funding under the Disaster Loan Assistance as part of the Coronavirus Aid Relief, and Economic Security Act (CARES Act), administered by the SBA. The Company received total proceeds of $10,000. The loan was eligible for forgiveness, provided all funds were used for payroll and other permitted expenses.

The Company received notice that both SBA loans were forgiven in full by the SBA in December 2020 and the loan forgiveness was recognized at that time.

NOTE F – CURRENT ECONOMIC CONDITIONS

The coronavirus outbreak (pandemic) has had far reaching and unpredictable impacts on the global economy, supply chains, financial markets, and global business operations of a variety of industries.  Governments have taken substantial action to contain the spread of the virus including mandating social distancing, suspension of certain gatherings, and shuttering certain nonessential businesses.

The pandemic has impacted the operational and financial performance of the Company and there is uncertainty in the nature and degree of its continued effects on the Company’s business over time.  The extent to which it will impact business going forward, either positively or negatively, will depend on a variety of factors including the duration and continued spread of the outbreak, impact on customers, employees and vendors, as well as governmental, regulatory and private sector responses.  Further, the pandemic may have a significant impact on management’s accounting estimates.

NOTE G – SUBSEQUENT EVENT

Effective December 31, 2021, an agreement was executed for the sale of substantially all assets of the Company. Consideration exchanged consisted of $4.8 million cash and $1.0 million by issuance of restricted common stock of the purchaser, subject to adjustment based on a net working capital calculation at closing and earn-out provisions.